UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 6, 2014 (December 12, 2013)

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2013, the Glimcher Realty Trust (the “Registrant”) Board of Trustees (the “Board”) appointed Mrs. Lisa A. Indest to the position of Chief Accounting Officer and Senior Vice President, Finance, effective January 1, 2014. In this role, Mrs. Indest, 49, will continue her current responsibilities of managing the day-to-day operations of the Registrant’s accounting department including external financial reporting, tax reporting, lease accounting, credit, and investor relations. In her new role, Mrs. Indest will begin overseeing the administration and implementation of the Registrant’s accounting policies. In addition to serving as Senior Vice President, Finance and Accounting for the Registrant from June 2010 until assuming her new role, Mrs. Indest previously served as Vice President, Controller from 2003 to 2007 and Vice President, Finance and Accounting from 2007 to 2010. Mrs. Indest joined the Registrant in 2003. The duties and responsibilities of the Registrant’s Chief Accounting Officer were previously performed by the Company’s current Executive Vice President, Chief Financial Officer, and Treasurer.

Further information required by Item 5.02(c)(2) of Form 8-K regarding Mrs. Indest’s experience, certain relationships and transactions between her or her immediate family members and the Registrant, or any of its trustees, or executive officers, if any, were previously reported in the definitive proxy statement for the Registrant’s 2013 Annual Meeting of Shareholders which was filed with the Securities and Exchange Commission (“SEC”) on March 29, 2013, and is hereby incorporated herein by reference and made available at www.glimcher.com within the Investor Relations header and SEC Filings link. No changes or modifications were made to Mrs. Indest’s compensation arrangement with the Registrant in connection with her appointment as Chief Accounting Officer and Senior Vice President, Finance. A copy of the Registrant’s press release announcing the senior executive officer appointment described herein is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

99.1	Press Release of Glimcher Realty Trust, dated January 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust
(Registrant)

Date: January 6, 2014	/s/ George A. Schmidt
George A. Schmidt Executive Vice President, General Counsel & Secretary